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                                   Exhibit 21
                         SUBSIDIARIES OF THE REGISTRANT


         The following is a list of all subsidiaries of the Registrant.

                                                                Jurisdiction of
           Name                                                 Incorporation
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           Cecil Federal Bank                                   Maryland
           Subsidiaries of Cecil Federal Bank:
                Cecil Service Corporation                       Maryland
                Cecil Financial Services Corporation            Maryland